EXHIBIT 10.21

BANK LEUMI USA

MEMBER FDIC


                                                          As of January 31, 2002


Comverge Technologies, Inc.
23 Vreeland Road
Florham Park, New Jersey

Gentlemen:

                Reference is made to that certain Credit Agreement, dated as of February 7,2000 (the "Agreement") by and between Bank Leumi USA (the "Bank") and Comverge Technologies, Inc, (the "Borrower"). Capitalized terms used in this letter agreement (the "Amendment"), and not otherwise defined herein, shall have the meanings defined in the Agreement.

                Pursuant to the Agreement, the Bank agreed to make a Term Loan to the Borrower, until the Maturity Date, in the aggregate amount of $6,000,000. The Bank and the Borrower have agreed to amend the Agreement to extend the Maturity Date.

Accordingly, the Borrower and the Bank agree as follows:

     A. AMENDMENT TO FINANCING. Section 2.1 of the Agreement is hereby amended and restated as follows:

                "2.1 Term Loan. As of February 7, 2000 the Bank made a Term
Loan to the Borrower in the principal amount of $6,000,000. The Term Loan will mature on February 1, 2003 (the "Maturity Date"). The principal of the Term Loan may be prepaid in whole or in part as provided in Section 2.3. Concurrently with the execution and delivery of this Amendment, the Borrower is evidencing its obligation to pay the principal of, and interest on, the Term Loan by executing and delivery an amended and restated term note, in the form of Exhibit A annexed (the "Note"), to the Bank in the principal sum of $6,000.000"

   B. CONDITIONS PRECEDENT. The obligation of the Bank to execute and deliver this Amendment is subject to the conditions precedent that:

     B.1 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in the Agreement, or otherwise made to the Bank pursuant to or

            564 Fifth Avenue, New York, NY 10036 www.BankLeumi-co.il

          Commercial Banking - Private Banking - International Banking
             - A Member of the Worldwide Bank Leumi le- Israel Group

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in connection with any of the Financing Agreement, shall be correct and complete in all material respects.

     B.2 NOTE. The Borrower shall have executed and delivered the Note evidencing the Term Loan to the Bank.

     B.3 SUPPORTING DOCUMENTS. Thee Bank shall have received the following: (a) a certificate of the Secretary or an Assistant Secretary of the Borrower, dated as of even date herewith, certifying as to (i) the Certification of Incorporation and By-Laws of the Borrower as then in effect; (ii) the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment and the Note, and the Loan; (iii) the full force and effect of such resolutions on the date hereof; and (iv) the incumbency and signature of each of the officers of the Borrower signing this Amendment and the Note; (b) such additional supporting documents as the Bank may reasonably request.

     B.4 CONFIRMATION OF GUARANTOR. DSSI shall have executed and delivered a confirmation of its Guarantee and Security Agreement and renewed the time deposit provided to the Bank pursuant thereto.

     B.5 OPINION. The Bank shall have received a written opinion of legal counsel to the Borrower and DSSI, in form and substance satisfactory to the Bank and its counsel.

     B.6 FEES. The Borrower shall have paid (i) the reasonable attomeys' fees of counsel for the Bank, and (ii) all other charges and disbursements incurred in connection with the tramactions contemplated by the Amendment.

   C. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into the Amendment, the Borrower represents and warrants to the Bank that:

     C.1 AUTHORITY, ENFORCEABILITY. The Borrower has all requisite legal right, power and authority to execute, deliver an perform this Amendment. The Agreement, this Amendment and the Financing Agreement are legal, valid and binding obligations of such of the Borrower as are parties thereto, and are enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other simillar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally or the availability of equitable remedies.

     C.2 EXECUTION. The execution, delivery and performance by the Borrower of this Amendment and the Note (a) have been authorized by all requisite corporate action, (b) will not violate (i) the Certificate of Incorporiation or By-laws of the

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Borrower, (ii) any agreement or contract to which the Borrower is a party, or by which it or any of its property is bound, or any order, decree or judgment, or the provisions of any statute, rule or regulation, domestic or foreign, or (c) result in the creation of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Borrower.

   D. MISCELLANEOUS.

     D.1 EXTANT NOTE. As soon after execution and delivery by the Borrower of the Note as is practical, the Bank will return to the Borrower the note evidencing the Term Loan which was extant prior to the execution and delivery of the Note.

     D.2 ENTIRE AGREEMENT. This Amendment is intended by the parties as the final expression of their agreement, and therefore incorporates all negotiations of the parties hereto, and together with the Agreement and other Financing Agreements set forth in the entire agreement of the parties hereto.

     D.3 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

     If the foregoing correctly sets forth our understanding and agreement, kindly indicate your acceptance thereof by signing below.

                                            Very truly yours,

                                            BANK LEUMI USA


                                            By: /s/ Michaela Klein
                                                --------------------------------
                                                    Michaela Klein
                                                    Senior Vice President



                                            By: /s/ Shirly Yechilevich
                                                --------------------------------
                                                    Shirly Yechilevich
                                                    Assistant Vice President


AGREED TO:

COMVERGE TECHNOLOGIES, INC.

By: /s/ Robert M. Chiste
   ------------------------------------
        Robert M. Chiste
        Chief Executive Officer


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                                                                       EXHIBIT A
                                   TERM NOTE


$6,000,000                                              New York, New York
                                                        As of January 31, 2002

A. GENERAL; TERMS OF PAYMENT

     1.COMVERGE TECHNOLOGIES, INC., a Delaware corporation (the"Borrower"), promises to pay to the order of BANK LEUMI USA (the "Bank"), at its offices at 564 Fifth Avenue, New York, New York 10017, or at such other place as may be designated by the holder hereof in writing, in immediately available funds, the principal Sum of Six Million ($6,000,000) Dollars on February 1, 2003, or sooner as provided in the Credit Agreement (as hereinafter defined).

                This note is the Note referred to in that certain Credit Agreement between the Borrower and the Bank, dated as of Februny 7, 2000, as amended by a letter agreement dated as of even date herewith, and as such agreement may be further amended from time to time (the "Credit Agreement"), and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in the Credit Agreement. Capitalized terms used herein shall be defined as in the Credit Agreement.

                The Borrower will pay interest on the unpaid principal amount of the Term Loan from time to time outstanding, computed on the basis of a 360-day year. The charging of interest on the basis of a 360-day year results in the payment of more interest than would be required if interest were charged on the actual number of days in the year. Interest shall be at the rate determined in the Credit Agreement and be payable as is therein provided. In no event shall interest exceed the maximum legal rate permitted for the Borrower.

     2. Manner of Payment. All payments by the Borrower on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds. The Borrower authorizes (but shall not require) the Bank to debit any account maintained by the Borrower with the Bank, at any date on which a payment is due under this Note, in an amount equal to any unpaid portion of such payment. If any payment of principal or interest becomes due on a day on which the Bank is closed (as required or permitted by law or otherwise), such payment shall be made not later than the next succeeding business day, and such extension shall be included in computing interest in connection with such payment.

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B. DEFAULT

     Upon the occurrence of an Event of Default, as defined in the Credit Agreement, the Bank may declare the entire unpaid principal amount of this Note and all interest and fees accrued and unpaid hereon to be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

C. MISCELLANEOUS

     1. NO WAVIER; RIGHTS AND REMEDIES CUMULATIVE. No failure on the part of the Bank to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Bank of any right hereunder preclude any other or fiwffier exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies or rights provided by law or by any other agreement between the Borrower and the Bank.

     2. COSTS AND EXPENSES. The Borrower shall reimbarse the Bank for all costs and expenses incurred by it and shall pay the reasonable fees and disbursements of counsel to the Bank in connection with the enforcement of the Bank's rights hereunder.

     3. AMENDMENTS. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     4. CONSTRUCTION. This Note shall be governed by the laws of the State of New York, without giving effect to its choice of law principles.

     5. SUCCESSORS AND ASSIGNS. This Note shall be binding upon the Borrower and its successors and assigns, and the terms hereof shall inure to the benefit of the Bank and its successors and assigns, including subsequent holders hereof.

     6. SEVERABILITY. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable, in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this
Note in any jurisdiction.

     7. RESTATEMENT. This Note amends and restated the Term Note, dated as of February 7, 2000, heretofore made and delivered by the Borrower to the Bank.

     8. WAIVER OF NOTICE; SET-OFF. The Borrower hereby waives presentment, demand for payment, notice of protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. The balance of every account

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of the Borrower with, and each claim of the Borrower against, the Bank existing from time to time shall be subject to a lien and subject to be set-off against any and all liabilities of the Borrower to the Bank, including those hereunder.

     9. WAIVER QF TRIAL BY JURY. THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY AGREEMENT, INSTRUMENT, DOCUMENT OR GUARANTEE DELIVERED PURSUANT HERETO OR PURSUANT TO THE CREDIT AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF OR ANY OTHER CLAIM OR DISPUTE HEREUNDER OR THEREUNDER

     10. JURISDICTION, SERVICE OF PROCESS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK AND THE UNITED STATE DISTRICT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY DOCUMENT, INSTRUMENT OR GUARANTEE DELIVERED PURSUANT HERETO OR PURSUANT TO THE AGREEMENT. IN ANY SUCH LITIGATION, THE BORROWER WAIVES PERSONAL SERVICE OF A SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT THE SERVICE THEREOF MAY BE MADE IN ANY OTHER MANNER PERMITTED BY THE RULES OF EITHER OF SAID COURTS.

                                                  COMVERGE TECHNOLOGIES, INC.


                                              By:____________________________
                                                 Robert M. Chiste
                                                 Chief Executive Officer
                                                 23 Vreeland Road
                                                 Florham Park, New York 07932

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